United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2006

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105
(Address of principal executive offices)

Registrant's telephone number, including area code  (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

               Arena Resources, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) on May 26, 2006 with a group of thirty investors (collectively, the “investors”) identified on Exhibit 99.1 filed herewith and incorporated herein by reference. Pursuant to the Agreement, the Company issued to the investors on May 30, 2006, 1,150,000 shares of the Company’s $0.001 par value common stock, for a purchase price of $28.04 per share, or an aggregate offering price of $32,246,000 (which represents a 5% discount from the closing price of the Company’s common stock on the American Stock Exchange on May 24, 2006).

               The common stock was sold to the investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 promulgated thereunder, as well as the provisions of Section 18(b)(4)(D) of the Act. All investors qualify as “accredited investors” as defined in Rule 501 under the Act and the common stock was not sold by means of any form of general solicitation or advertising. Each of the investors represented to the Company that the securities would be acquired for the investor’s own account and without a view to the distribution of such securities in violation of the Securities Act. The Company has made or will make, within the allowed time limits, the appropriate filing of a Form D with the Securities and Exchange Commission, and any “notice” filings with applicable state securities administrators.

               The common stock has not been registered under the Act and may not be offered or sold in the United States absent registration or unless an applicable exemption from registration is available. As a part of the transactions contemplated by the Securities Purchase Agreement, the Company also entered into a Registration Agreement on May 26, 2006 with the investors, pursuant to which the Company has agreed to file a registration statement on Form S-3 within 30 days of the closing of the stock sale, to thereafter use its best efforts to have such registration statement declared effective as soon as practicable, and to maintain the effectiveness of the registration statement for a period of two years or until the intended distribution of the registered securities is completed by all investors. If the Company defaults under certain provisions of the Registration Agreement, it has agreed to pay to the investors, as liquidated damages, an amount equal to two percent of the aggregate amount invested by each investor for each thirty day period the default exists, provided that the aggregate liquidated damages shall not exceed with respect to each investor 10% of the aggregate amount invested by such investor.

               The Company engaged two placement agents for the transaction, and agreed to pay to the placement agents six percent (6%) of the gross proceeds received from the offering, or $1,934,760, and to reimburse them up to an aggregate of $50,000 of their expenses incurred.

               The foregoing description does not purport to be a complete description of the common stock, the rights of the investors in the private placement, the parties’ rights and obligations under the Agreement and the Registration Agreement or the transactions contemplated thereby. Such description is qualified in its entirety by the terms of the Agreement and the Registration Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

               A copy of the press release issued by the Company regarding the private placement of its common stock is filed herewith as Exhibit 99.2, and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

               The information reported under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)     The following exhibits are filed with this Current Report:

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated May 26, 2006.

10.2	Form of Registration Agreement dated May 26, 2006.

99.1	List of investors who are parties to the Stock Purchase Agreement and Registration Agreement dated May 26, 2006.

99.2	Press release issued by Arena Resources, Inc. regarding the private placement of common stock.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: May 30, 2006	By:	/s/ William R. Broaddrick
William R. Broaddrick
Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement dated May 26, 2006.

10.2	Form of Registration Agreement dated May 26, 2006.

99.1	List of investors who are parties to the Stock Purchase Agreement and Registration Agreement dated May 26, 2006.

99.2	Press release issued by Arena Resources, Inc. regarding the private placement of common stock.